Exhibit 99.1

News Release

MEDIA CONTACT:

Deirdre Sena

Symantec Corp.

310-739-7851

Deirdre_Sena@Symantec.com

INVESTOR CONTACT:

Jonathan Doros

Symantec Corp.

650-527-5523

Jonathan_Doros@Symantec.com

SYMANTEC COMPLETES LIFELOCK ACQUISITION,

CREATING WORLD’S MOST COMPREHENSIVE DIGITAL SAFETY PLATFORM

MOUNTAIN VIEW, Calif. – Feb. 9, 2017 – Symantec Corp. (NASDAQ: SYMC) today announced that it completed its acquisition of LifeLock, Inc., a leading provider of identity theft protection, for approximately $2.3 billion. The acquisition transforms Symantec’s consumer business and creates the most comprehensive consumer digital safety platform to help people protect their information, identities, devices and families. This follows the approval of the transaction by LifeLock’s shareholders on January 26, 2017.

Digital safety is an estimated $10 billion market, and is projected to grow nearly 7 percent annually, as more than one-third of Americans and more than 650 million people globally were victims of cybercrime last year.

“The combination of Symantec, the leader in consumer security, and LifeLock, with more than 4.5 million members, paves the way for us to deliver comprehensive digital safety solutions for consumers who face an onslaught of new risks every day,” said Symantec CEO Greg Clark. “With the addition of LifeLock, consumers will now have a single place to get the protection services they need for their entire digital lives – from two trusted, industry-leading brands.”

“As more and more consumers are shopping online and sharing their personal lives on social networks, protecting their personal data is an important concern that continues to grow,” said Al Pascual, Senior Vice President, Research Director and Head of Fraud & Security, of Javelin Strategy & Research. “Last year, consumers spent over 100 million hours resolving identity fraud. If we are to stop this from getting worse, consumers are going to need reliable and effective partners to secure their digital lives against identity theft.”

For additional information regarding the acquisition of LifeLock, please visit Symantec.com/invest.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton suite of products for protection at home and across all of their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements

This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the statements regarding the expected benefits to Symantec, its customers, stockholders and investors from completing the acquisition of LifeLock, Inc., including without limitation the market opportunity for digital safety, Symantec’s potential to address this market by offering combined solutions and the value proposition to customers of combined solutions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the potential impact on the businesses of LifeLock and Symantec due to uncertainties in connection with the acquisition; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2016.